UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2005, the Company's Board of Directors created an ad-hoc Finance Committee, which will assist the Company in evaluating alternative financing for its current Senior Credit Facility. The Committee will also address other financially-related matters as they arise from time to time.

The Committee will be chaired by Carroll Wetzel, currently a member of the Audit and Nominating & Corporate Governance committees. Michael Ressner, Chair of the Audit Committee, and Michael D'Appolonia, Chair of the Compensation Committee, will also serve on the Finance Committee. The Committee Chair will receive a quarterly retainer of $2,500 and committee members will be compensated for attendance at meetings consistent with the Board's compensation schedule for other committee meetings.

The committee charter, and any amendments thereto, will be available on the Company’s web site and a printed copy will be made available to any shareholder of the Company who requests it.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

December 5, 2005	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President & Chief Executive Officer